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                                                                    Exhibit 23.1
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-74126) and related Prospectus of Avanex Corporation for the registration of 2,750,318 shares of its common stock and to the incorporation by reference therein of our report dated July 31, 2001, with respect to the consolidated financial statements and schedule of Avanex Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.

Palo Alto, California
December 4, 2001                                          /s/ ERNST & YOUNG LLP